EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-32901, 333-32901-99, 333-68357 and 333-89562) and Form S-3 (No. 333-37174) of PharmaNetics, Inc. of our report dated February 14, 2003 relating to the consolidated financial statements and consolidated financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina March 24, 2003